Exhibit 21.2

List of Subsidiaries of PBF Energy Company LLC

Name	Jurisdiction of Incorporation or Organization:
PBF Holding Company LLC	Delaware
PBF Services Company LLC	Delaware
PBF Investments LLC	Delaware
Delaware City Refining Company LLC	Delaware
PBF Power Marketing LLC	Delaware
Paulsboro Natural Gas Pipeline Company LLC	Delaware
Paulsboro Refining Company LLC	Delaware
Toledo Refining Company LLC	Delaware
PBF Finance Corporation	Delaware
PBF Logistics GP LLC	Delaware
PBF Logistics LP	Delaware
PBF Logistics Finance Corporation	Delaware
PBF Rail Logistics Company LLC	Delaware
Delaware City Logistics Company LLC	Delaware
Delaware City Terminaling Company LLC	Delaware
Delaware Pipeline Company LLC	Delaware
Toledo Terminaling Company LLC	Delaware
PBF Transportation Company LLC	Delaware
PBF Energy Limited	British Columbia
PBF Energy Western Region LLC	Delaware
Torrance Refining Company LLC	Delaware
Torrance Logistics Company LLC	Delaware
Torrance Valley Pipeline Company LLC	Delaware
Torrance Basin Pipeline Company LLC	Delaware
Torrance Pipeline Company LLC	Delaware